UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2006

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900, San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2006, Digital Realty Trust, L.P. (the “Operating Partnership”) issued $172.5 million aggregate principal amount of its 4.125% Exchangeable Senior Debentures due 2026 (the “Debentures”), including $22.5 million aggregate principal amount of Debentures to cover over-allotments. The terms of the Debentures are governed by an indenture, dated as of August 15, 2006 (the “Indenture”), by and among the Operating Partnership, as issuer, Digital Realty Trust, Inc., as guarantor (the “Company”), and Wells Fargo Bank, National Association, as trustee. A copy of the Indenture, including the form of the Debentures, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

The Debentures and the shares of common stock of the Company issuable in certain circumstances upon exchange of the Debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Operating Partnership offered and sold the Debentures to the initial purchasers of the Debentures (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On August 15, 2006, in connection with the issuance and sale of the Debentures, the Operating Partnership and the Company also entered into a registration rights agreement with Citigroup Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their capacity as representatives of the Initial Purchasers, dated as of August 15, 2006 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•	file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer (“WKSI”)) with the Securities and Exchange Commission by May 12, 2007 to cover resales of the underlying shares of common stock of the Company that may be issuable upon exchange of the Debentures;

•	if the Company is not a WKSI on May 12, 2007, use its reasonable efforts to have that registration statement declared effective by May 12, 2007; and

•	use its reasonable efforts to keep the registration statement effective until the earliest of:

•	the 20th trading day immediately following the maturity date of August 15, 2026; and

•	the date on which there are no longer any Debentures or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of common stock of the Company outstanding.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Debentures to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Debentures to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

On August 15, 2006, the Operating Partnership issued $172,500,000 aggregate principal amount of Debentures. The purchase price paid by the Initial Purchasers was 97.0% of the initial offering price thereof, and the Initial Purchasers received discounts and commissions in an aggregate amount of approximately $5.2 million in connection with the issuance and sale of the Debentures. The Debentures are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership. Interest is payable on August 15 and February 15 of each year beginning February 15, 2007 until the maturity date of August 15, 2026. The Operating Partnership’s obligations under the Debentures are fully and unconditionally guaranteed by the Company.

The Debentures bear interest at 4.125% per annum and contain an exchange settlement feature, which provides that the Debentures may, under certain circumstances, be exchangeable for cash (up to the principal amount of the Debentures) and, with respect to any excess exchange value, into cash, shares of common stock of the Company or a combination of cash and shares of common stock of the Company at an initial exchange rate of 30.6828 shares per $1,000 principal amount of Debentures. At the initial exchange rate, the Debentures are exchangeable for common stock of the Company at an exchange price of $32.5916 per share, representing an approximately 18.0% premium over the last reported sale price of the common stock of the Company on August 9, 2006, which was $27.62 per share.

Prior to August 18, 2011, the Operating Partnership may not redeem the Debentures except to preserve its status as a real estate investment trust for U.S. federal income tax purposes. On or after August 18, 2011, at the Operating Partnership’s option, the Debentures are redeemable in cash in whole or in part at 100% of the principal amount plus accrued and unpaid interest upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Debentures.

The holders of the Debentures have the right to require the Operating Partnership to repurchase the Debentures in cash in whole or in part on each of August 15, 2011, August 15, 2016 and August 15, 2021, and in the event of a designated event, for a repurchase price equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest.

A “designated event” will be deemed to have occurred at the time that any of the following occurs:

•

consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to common stock of the Company, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the

Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding shares of common stock of the Company is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange;

•	any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of directors;

•	during any period of 12 consecutive months after August 12, 2006 (for so long as the Company is the general partner of the Operating Partnership immediately prior to such transaction or series of related transactions), persons who at the beginning of such 12 month period constituted the board of directors of the Company, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Company; or

•	the Company (or any successor thereto permitted pursuant to the terms of the indenture) ceases to be the general partner of the Operating Partnership or ceases to control the Operating Partnership; provided, however, that the pro rata distribution by the Company to its stockholders of shares of its capital stock or shares of any of the Company’s other subsidiaries will not, in and of itself, constitute a designated event for purposes of this definition.

If a transaction described in the first bullet under the definition of a “designated event” above occurs prior to August 18, 2011 and a holder elects to exchange its Debentures in connection with such transaction, we will increase the applicable exchange rate for the Debentures surrendered for exchange by a number of additional shares of common stock of the Company as a “make whole premium.”

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Debentures, including:

•	a default for 30 days in payment of any installment of interest under the Debentures;

•	a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Debentures;

•	the Operating Partnership’s failure to deliver cash or any shares of common stock of the Company within 15 days after the due date upon an exchange of the Debentures, together with any cash due in lieu of fractional shares of common stock of the Company;

•	the Operating Partnership’s failure to comply with any of its agreements in the Debentures or the Indenture upon receipt of notice of such default by the trustee or by holders of not less that 25% in aggregate principal amount of the Debentures then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after receiving notice of such failure;

•	failure to pay any indebtedness for money borrowed by the Operating Partnership, the Company, any subsidiary in which the Operating Partnership has invested at least $20 million in capital (a “Significant Subsidiary”) or any entity in which the Operating Partnership is the general partner in an outstanding principal amount in excess of $20 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Debentures);

•	the Operating Partnership’s failure to provide notice of a designated event; and

•	certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Significant Subsidiary or any substantial part of their respective property.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of August 15, 2006, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, including the form of 4.125% Exchangeable Senior Debentures due 2026.

10.1	Registration Rights Agreement, dated August 15, 2006, among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Citigroup Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2006

DIGITAL REALTY TRUST, INC.
(Registrant)

By:	/s/ Joshua A. Mills
Joshua A. Mills
General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of August 15, 2006, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, including the form of 4.125% Exchangeable Senior Debentures due 2026.

10.1	Registration Rights Agreement, dated August 15, 2006, among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Citigroup Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.